Exhibit 99.2

VES GROUP, INC. AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS
AND SUPPLEMENTARY INFORMATION

Years ended December 31, 2020 and 2019

VES GROUP, INC. AND SUBSIDIARIES

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
VES Group, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of VES Group, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of stockholders’ equity, income, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Board of Directors
VES Group, Inc. and Subsidiaries
Page Two

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VES Group, Inc. and Subsidiaries as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

Sterling Heights, Michigan
April 14, 2021

VES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$39,252,775	$33,040,595
Accounts receivable, net	39,323,012	50,692,833
Other receivables	8,600	14,400
Payroll deposits	—	3,008,483
Prepaid expenses	1,355,577	1,467,593
Refundable Federal income taxes	—	1,402,739
Note receivable - related party	7,505,137	—

Total current assets	87,445,101	89,626,643

PROPERTY AND EQUIPMENT, NET	9,878,155	8,225,273

SECURITY DEPOSITS	159,160	90,118

	$97,482,416	$97,942,034

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,319,436	$439,137
Accrued expenses	27,603,270	27,338,439
Liability for uncertain income tax positions	5,106,000	—
Federal income taxes payable	8,066,862	—

Total current liabilities	42,095,568	27,777,576

OTHER LIABILITIES
Deferred rent	862,615	723,094
Deferred tax liability	2,993,922	6,538,946

	3,856,537	7,262,040

STOCKHOLDERS' EQUITY	51,530,311	62,902,418

	$97,482,416	$97,942,034

See notes to consolidated financial statements                        Page 3

VES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years ended December 31, 2020 and 2019

		Additional
	Common	Paid in	Retained
	Stock	Capital	Earnings	Total

Balance,
January 1, 2019	$1,429	$5,618,008	$25,341,552	$30,960,989

Net income	—	—	71,234,238	71,234,238

Dividend distributions	—	—	(39,292,809)	(39,292,809)

Balance,
December 31, 2019	1,429	5,618,008	57,282,981	62,902,418

Net income	—	—	52,228,552	52,228,552

Dividend distributions	—	—	(63,600,659)	(63,600,659)

Balance,
December 31, 2020	$1,429	$5,618,008	$45,910,874	$51,530,311

See notes to consolidated financial statements                        Page 4

VES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Years ended December 31,
	2020		2019
		Percent		Percent
		of Net		of Net
	Amount	Revenues	Amount	Revenues

Net revenues	$364,749,774	100.0%	$351,084,458	100.0%

Costs and expenses
Costs of revenues	159,581,993	43.8	157,207,230	44.8
Selling, general, and
administrative
expenses	131,306,160	36.0	102,578,139	29.2

Total costs and
expenses	290,888,153	79.8	259,785,369	74.0

	73,861,621	20.2	91,299,089	26.0

Other income (expense)
Interest expense	(731,589)	(.2 )	(663)	—
Loss on sale of assets	(28,182)	—	(50,175)	—
Interest income	5,137	—	44	—

Total other income
(expense)	(754,634)	(.2 )	(50,794)	—

Income before
provision for
Federal and State
income taxes	73,106,987	20.0	91,248,295	26.0

Provision for Federal and
State income taxes	20,878,435	5.7	20,014,057	5.7

Net income	$52,228,552	14.3%	$71,234,238	20.3%
See notes to consolidated financial statements                        Page 5

VES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2020	2019

OPERATING ACTIVITIES
Net income	$52,228,552	$71,234,238
Adjustments to reconcile net income to
net cash flows from operating activities:
Depreciation and amortization	2,866,076	2,376,844
Loss on sale of fixed assets	28,182	50,175
Interest income	(5,137)	—
Contractual adjustments	—	64,944
Deferred income taxes	(3,545,024)	(1,097,130)
Changes in operating assets and liabilities:
Accounts receivable	11,369,821	(13,755,710)
Other receivables	5,800	(340)
Payroll deposits	3,008,483	(1,490,281)
Prepaid expenses	112,016	(478,047)
Refundable Federal income taxes	1,402,739	(1,402,739)
Security deposits	(69,042)	(44,258)
Accounts payable and accrued expenses	1,145,130	20,320,182
Liability for uncertain income tax positions	5,106,000	—
Federal income taxes payable	8,066,862	(3,417,545)
Deferred rent	139,521	24,696

Net cash provided by operating activities	81,859,979	72,385,029

INVESTING ACTIVITIES
Expenditures for property and equipment	(4,547,140)	(2,753,869)
Issuance of note receivable - related party	(7,500,000)	—

Net cash used in investing activities	(12,047,140)	(2,753,869)

FINANCING ACTIVITY - Dividend distributions	(63,600,659)	(39,292,809)

NET CHANGE IN CASH AND
CASH EQUIVALENTS	6,212,180	30,338,351

CASH AND CASH EQUIVALENTS, beginning
of year	33,040,595	2,702,244

CASH AND CASH EQUIVALENTS, end of year	$39,252,775	$33,040,595
See notes to consolidated financial statements                        Page 6

VES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed in the preparation of these consolidated financial statements. The policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied in the preparation of the consolidated financial statements.

Company Operations

VES Group, Inc. and Subsidiaries, (the “Company”) provides independent medical reports (IME’s), x-ray exams, lab work, and consulting for its clients. The medical reports are for individuals seeking disability benefits or indemnity due to injury or disease. The medical reports, x-ray exams, lab work, and the Company’s consultation are utilized by clients in determining the examinee’s eligibility for, or entitlement to, benefits or indemnity.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of VES Group, Inc., a Texas Corporation, and the following wholly-owned subsidiaries:

MEDS, Inc. – a Michigan corporation
Veterans Evaluation Services, Texas – a Texas corporation
Veterans Evaluation Services, Illinois – an Illinois corporation

All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions have been applied using methodologies that are consistent throughout the periods presented with consideration given to the potential impacts of the coronavirus disease (“COVID-19”) pandemic. However, actual results could differ materially from these estimates and be significantly affected by the severity and duration of the pandemic, the extent of actions to contain or treat COVID-19, how quickly and to what extent normal economic and operating activity can resume, and the severity and duration of the global economic downturn that results from the pandemic.

VES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk

The Company, from time to time during the years covered by these consolidated financial statements, may have bank balances in excess of its insured limits. Management has deemed this as a normal business risk.

All of the Company’s revenues and accounts receivables are from the U.S. Department of Veterans Affairs (VA). See Note 15 for additional disclosure.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Contractual Adjustments and Doubtful Accounts

The Company carries its accounts receivable at invoiced amounts less an allowance for contractual adjustments and doubtful accounts. The Company evaluates its accounts receivable and establishes an allowance for contractual adjustments and doubtful accounts, when deemed necessary, based on the history of past write-offs and collections and current credit conditions. At December 31, 2020 and 2019, there was no allowance for contractual adjustments and doubtful accounts.

The Company does not accrue interest on trade receivables. Each customer’s receivables are analyzed separately for determination of past due status based upon that customer’s payment history. The Company will then contact the customer for all past due amounts. If no payment is received or no arrangement for payment has been made, the Company will then write off the uncollectible portion of the account balance. If any payment is received after an amount has been written off, the Company will then recognize a bad debt recovery. Generally, the Company does not require collateral for its accounts receivable.

Property and Equipment

Management capitalizes expenditures for property and equipment. Expenditures for maintenance and repairs are charged to costs and expenses. Property and equipment are carried at cost. Adjustments of the asset and the related accumulated depreciation and amortization accounts are made for property and equipment retirement and disposals, with the resulting gain or loss included in the consolidated statements of income.

VES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Depreciation and Amortization

Depreciation of property and equipment and amortization of leasehold improvements are computed using the straight‑line method for book purposes and accelerated methods for tax purposes over the estimated useful lives of the assets at acquisition. Depreciation and amortization expense for the years ended December 31, 2020 and 2019 amounted to $2,866,076 and $2,376,844, respectively.

Revenue Recognition

The Company's revenues from contracts with customers are primarily from performing private-sector medical disability examinations on behalf of the U.S. Department of Veteran Affairs (“VA”) awarded through a firm-fixed-price ("FFP") contract.

To determine the proper revenue recognition, the Company first evaluates whether it has a duly approved and enforceable contract with a customer, in which the rights of the parties and payment terms are identified, and collectability is probable. The Company also evaluates whether two or more contracts should be combined and accounted for as a single contract, including the task orders issued under an indefinite delivery and indefinite quantity ("IDIQ") award. In addition, the Company assesses contract modifications to determine whether changes to existing contracts should be accounted for as part of the original contract or as a separate contract. Contract modifications for the Company generally relate to changes in contract specifications and requirements and do not add distinct services, and therefore are accounted for as part of the original contract. If contract modifications add distinct goods or services and increase the contract value by an amount that reflects the standalone selling price, those modifications are accounted for as separate contracts.

Most of the Company's contracts are comprised of multiple performance obligations including subcontracting with, training, and overseeing a skilled network of licensed examiners, running and maintaining of information technology infrastructure capable of interfacing with various VA systems, process incoming examination requests, and transmitting examination results and other data into the VA's system. The Company has elected to combine and account for these multiple promises as a single performance obligation as they are highly interrelated and result in a single deliverable.

The Company's contracts with the U.S. government often contain options to renew existing contracts for an additional period of time, generally a year at a time, under the same terms and conditions as the original contract, and generally do not provide the customer any material rights under the contract. The Company accounts for renewal options as separate contracts when they include distinct goods or services at standalone selling prices.

VES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Contracts with the U.S. government are subject to the Federal Acquisition Regulation ("FAR") and priced on estimated or actual costs of providing the goods or services. The FAR provides guidance on types of costs that are allowable in establishing prices for goods and services provided to the U.S. government and its agencies. Each contract is competitively priced and bid separately. In circumstances where the standalone selling price is not directly observable, the Company estimates the standalone selling price using the expected cost-plus margin approach. The Company excludes any taxes collected or imposed when determining the transaction price.

The Company allocates the transaction price of a contract to its performance obligations in the proportion of its respective standalone selling prices. The standalone selling price of the Company's performance obligations is generally based on an expected cost-plus margin approach, in accordance with the FAR. Substantially all of the Company's contracts do not contain a significant financing component, which would require an adjustment to the transaction price of the contract.

The Company recognizes revenue at the amount to which it expects to be entitled when control of the product is transferred to its customer at a point in time. Control is generally transferred when the Company has a present right to payment and title and the significant risks and rewards of ownership are transferred to its customer. For the Company’s revenue, control transfers when the final examination results are transmitted to the VA, at which time, revenues and any related direct expenses are recognized. The Company operates in various jurisdictions subject to sales and usage-based taxes. The Company has elected to record revenue net of taxes collected from customers that are remitted to governmental authorities. The Company’s contracts with customers generally do not contain any significant variable consideration.

The Company does not incur significant incremental costs to acquire contracts.

Costs of Revenues

Costs of revenues are comprised of fees paid to members of the Company’s medical panel; other direct costs including transcription, film, and medical record obtainment and transportation; and other indirect costs including labor and overhead related to the generation of revenues.

VES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Deferred income tax assets and liabilities are recorded for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax assets are reduced by a valuation allowance when the Company is unable to conclude that realization of the deferred income tax assets is more likely than not.

The benefit of an uncertain tax position is recognized in the consolidated financial statements if it meets a minimum recognition threshold. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more-likely-than-not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. A reserve for uncertain income tax positions was recorded during the year ended December 31, 2020, resulting in a liability for uncertain income tax positions in the amount of $5,106,000, reported on the consolidated balance sheets as of December 31, 2020. See Note 7 for additional disclosures.

The Company recognizes interest and penalties related to unrecognized tax positions as interest expense and general expense, respectively, in the accompanying consolidated statements of income. Accrued interest and penalties are included as accrued expenses in the consolidated balance sheets. The Company recognized interest expense related to the uncertain tax positions in the amount of $564,900 during the year ended December 31, 2020. See Note 7 for additional disclosures.

Promotion

Promotion costs are expensed as incurred. During the years ended December 31, 2020 and 2019, promotion expenses amounted to $101,630 and $166,591, respectively.

Subsequent Events

The Company has performed a review of events subsequent to the consolidated balance sheet date through April 14, 2021, the date the consolidated financial statements were available to be issued, and has determined that there are no material events that have occurred during this period.

VES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

NOTE 2 – PREPAID EXPENSES

Prepaid expenses consist of the following at:

	December 31,
	2020	2019
Insurance	$51,839	$41,332
Rent	370,809	260,238
Software licensing	816,876	993,393
Physician fees	116,053	146,031
Other	—	26,599
	$1,355,577	$1,467,593

NOTE 3 – NOTE RECEIVABLE – RELATED PARTY

During the year ended December 31, 2020, the Company entered into a note receivable with a stockholder in the amount of $7,500,000. The note receivable is due on demand and incurs interest at 2.50%. Interest income amounted to $5,137 for the year ended December 31, 2020 and was added to the principal balance of the note receivable. At December 31, 2020, the note receivable balance was $7,505,137.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at:

	December 31,
	2020	2019
Computer equipment	$13,276,717	$10,735,487
Leasehold improvements	7,485,790	5,982,393
Furniture and fixtures	3,827,085	3,497,379
Equipment	2,150,740	2,048,388

	26,740,332	22,263,647
Less: Accumulated depreciation
and amortization	16,862,177	14,038,374

	$9,878,155	$8,225,273

VES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

NOTE 5 – NOTE PAYABLE – BANK – LINE OF CREDIT

At December 31, 2020 and 2019, the revolving line of credit was unused. The Company may borrow up to $11,500,000 on a revolving basis. Interest will be determined at prime less .50% (Prime rate was 3.25% at December 31, 2020). The line of credit is secured by the Company’s accounts receivable and property and equipment and is due on demand.

NOTE 6 – ACCRUED EXPENSES

Accrued expenses consist of the following at:

	December 31,
	2020	2019
Payroll and payroll taxes	$2,917,305	$3,996,435
Physician fees	8,896,016	6,944,751
Health insurance	1,200,104	681,005
Contingent liability - Note 16	12,075,682	14,885,554
State income tax	1,882,685	704,222
Interest	564,900	—
Other	66,578	126,472
	$27,603,270	$27,338,439

NOTE 7 – LIABILITY FOR UNCERTAIN INCOME TAX POSITIONS

During the year ended December 31, 2020, the Company recorded a liability for uncertain income tax provisions in the amount of $5,106,000 related to state income tax exposures. The expense has been included as a component of the provision for Federal and state income taxes in the consolidated statements of income. The state income tax exposures mainly relate to apportionment and nexus positions taken by the Company in various states the Company has activity in. Because of the complexity of some of these uncertainties, the ultimate resolution may result in an actual income tax that is different from the current estimate of the uncertain income tax positions. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available.

The Company also recognized interest expense related to the uncertain tax positions in the amount of $564,900 during the year ended December 31, 2020, which has been included as a component of accrued expenses in the consolidated balance sheets as of December 31, 2020.

VES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

NOTE 8 – EMPLOYEE BENEFIT PLAN

The Company has a 401(k) defined contribution plan covering substantially all employees. Eligible employees may contribute up to the federal limit of their annual compensation into the plan. The Company may make a discretionary matching contribution with the percentage determined annually. The Company also may make a discretionary profit-sharing contribution to the plan. The Company made no matching 401(k) contributions during the years ended December 31, 2020 and 2019. The Company made no discretionary profit sharing contributions during the years ended December 31, 2020 and 2019. The Company has funded or accrued all calculated contributions as of December 31, 2020 and 2019.

NOTE 9 – OPERATING LEASES

The Company leases certain office equipment under month-to-month and non-cancelable operating leases which expired at various dates through February 2020. The leases required monthly payments ranging from $55 to $139. Total rent expense under these leases for the years ended December 31, 2020 and 2019 amounted to $23,790 and $12,197, respectively.

The Company leases various office space under month-to-month and non-cancelable operating leases which expire at various dates through November 2028. The leases require monthly payments ranging from $1,500 to $135,778, with escalating monthly payments each year. Total rent expense was $4,064,574 and $3,388,534 during the years ended December 31, 2020 and 2019, respectively.

The Company recognizes rent expense for their office space leases on a straight-line basis over the respective lease terms. For the years ended December 31, 2020 and 2019, rent payments totaled $3,925,053 and $3,363,838, respectively. At December 31, 2020 and 2019, deferred rent amounted to $862,615 and $723,094, respectively.

The following is a schedule of minimum future rental payments under the non-cancelable operating leases for each of the next five years and in the aggregate thereafter:

Years ending December 31,	Amount
2021	$3,320,086
2022	3,383,640
2023	3,435,524
2024	3,317,863
2025	2,938,385
Thereafter	6,113,661
$22,509,159

VES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

NOTE 10 – SELF INSURED HEALTH INSURANCE

The Company is self-insured for purposes of health insurance. Under the plan, the Company is liable for the first $60,000 of claims per employee per year up to $11,750,785 and $8,598,091 in the aggregate during the years ended December 31, 2020 and 2019, respectively. Any claims that exceed this amount are paid by the underlying insurance policy. Total plan expenses for the years ended December 31, 2020 and 2019 were $9,342,998 and $5,868,365, respectively, and include administrative expenses, stop-loss premiums, and claims paid. The Company has accrued health insurance in the amount of $1,200,104 and $681,005 at December 31, 2020 and 2019, respectively.

NOTE 11 – INCOME TAXES

The provision for income taxes consists of the following:

	Years ended December 31,
	2020	2019
Current
Federal	$16,697,141	$19,982,103
State	2,620,318	1,129,084
Increase in uncertain tax positions	5,106,000	—
	24,423,459	21,111,187
Deferred
Federal	(3,600,948)	(1,115,753)
State	55,924	18,623
	(3,545,024)	(1,097,130)

Total provision for income taxes	$20,878,435	$20,014,057

During the years ended December 31, 2020 and 2019, the Company’s effective tax rate differs from the U.S. federal statutory rate primarily due to certain expenses that are not deductible for tax reporting purposes and income not includable for income tax purposes.

VES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

NOTE 11 – INCOME TAXES (Continued)

The components of deferred tax assets and liabilities were as follows at:

	December 31,
	2020	2019

Deferred tax assets
Accounts Payable	$306,426	$96,544
Accrued expenses	6,519,170	5,982,375
Liability for uncertain tax positions	1,072,260	—
Deferred rent	200,334	158,972

Deferred tax liabilities
Accounts receivable	(9,132,377)	(11,144,819)
Prepaid expenses	(314,819)	(322,651)
Property and equipment	(1,644,916)	(1,309,367)
	$(2,993,922)	$(6,538,946)

Deferred tax assets and liabilities are classified as noncurrent on the consolidated balance sheets at December 31, 2020 and 2019.

NOTE 12 – COMMON STOCK

The Company has authorized 10,000 shares of $1 par value common stock. At December 31, 2020 and 2019, the Company has 1,429 shares issued and outstanding.

NOTE 13 – PHANTOM STOCK BONUS PROGRAM

During the year ended December 31, 2019, the Company entered into phantom stock bonus agreements with various key employees. In the event the Company declares and pays dividend distributions to stockholders, the agreements require the Company to pay the applicable employees a phantom stock bonus in proportion to their phantom stock allocation percentage. In the event of the sale of the Company, the applicable employees shall be eligible to receive cash payment equal to their phantom stock allocation percentage of the net proceeds from the sale. During the years ended December 31, 2020 and 2019, the Company paid $1,399,341 and $707,191, respectively, to key employees under this program which was included with office salaries. The Company has funded or accrued all calculated phantom stock bonuses as of the consolidated balance sheet dates.

VES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

NOTE 14 – CASH FLOWS

For the years ended December 31, supplemental disclosure of cash flows information is as follows:

	2020	2019

Interest paid	$166,689	$663

Income taxes paid	$10,687,333	$25,491,913

NOTE 15 – ECONOMIC DEPENDENCY

During the years ended December 31, 2020 and 2019, all of the Company’s revenues are derived from contract agreements with one customer, the U.S. Department of Veterans Affairs (VA). The ability of the Company to continue operations is dependent upon these contract agreements remaining in effect. At December 31, 2020 and 2019, all of the Company’s accounts receivable were from this customer.

NOTE 16 – CONTINGENT LIABILITY – VETERANS AFFAIRS (“VA”)

During the year ended December 31, 2019, the Company was selected for a routine audit by the VA related to their contract agreements. As of the report date of these consolidated financial statements, the examination was ongoing and the Company was in disagreement with the VA's interpretation of various contract language relating to billing codes and the amounts invoiced to the VA during the years ended December 31, 2019 and 2018. Though the Company is in disagreement with the preliminary audit determination by the VA, management plans to settle for amounts totaling $14,885,554 related to cases completed during the years ended December 31, 2019 and 2018. Being that the settlement is probable and reasonably estimated, the contingent liability totaling $12,075,682 and $14,885,554 has been included in accrued expenses on the consolidated balance sheets as of December 31, 2020 and 2019, respectively. The entire $14,885,554 amount has been reflected as a component of net revenues for the year ended December 31, 2019. During the year ended December 31, 2020, the Company reduced applicable invoices to the VA by $2,809,872 related to this contingent liability. It is reasonably possible that the estimated liability will change in the near term.

As part of the above audit, the Company is also in disagreement of the VA's interpretation of contract language related to a separate billing code. The Company is in process of rebutting this claim with the VA. As the amount is under dispute and not probable, no contingent liability has been accrued for as of December 31, 2020 and 2019. Potential exposure related to this contingent liability is estimated to be approximately $1,200,000.

SUPPLEMENTARY INFORMATION

INDEPENDENT AUDITOR’S REPORT ON SUPPLEMENTARY INFORMATION

To the Board of Directors
VES Group, Inc. and Subsidiaries

We have audited the consolidated financial statements of VES Group, Inc. and Subsidiaries as of and for the years ended December 31, 2020 and 2019, and our report thereon dated April 14, 2021, which expressed an unmodified opinion on those consolidated financial statements, appears on page one. Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidated schedules of costs of revenues and consolidated schedules of selling, general, and administrative expenses are presented for purposes of additional analysis of the consolidated financial statements and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ UHY LLP

Sterling Heights, Michigan
April 14, 2021

VES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF COSTS OF REVENUES

	Years ended December 31,
	2020		2019
		Percent		Percent
		of Net		of Net
	Amount	Revenues	Amount	Revenues

Physician fees	$140,309,602	38.6%	$133,425,540	38.0%
Outside services	9,203,434	2.5	10,872,892	3.1
Examinee mileage	9,275,131	2.5	12,428,554	3.5
Software	100,206	—	19,781	—
Licenses	183,967	0.1	205,058	0.1
Miscellaneous	509,653	0.1	255,405	0.1

	$159,581,993	43.8%	$157,207,230	44.8%

See independent auditor’s report on supplementary information.                Page 19

VES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF SELLING, GENERAL,
AND ADMINISTRATIVE EXPENSES

	Years ended December 31,
	2020		2019
		Percent		Percent
		of Net		of Net
	Amount	Revenues	Amount	Revenues

Officers' salaries	$3,497,651	1.0%	$3,344,753	1.0%
Office salaries	87,562,044	24.0	67,361,794	19.2
Taxes
Payroll	7,282,458	2.0	5,825,466	1.7
Property	113,734	—	102,856	—
Insurance
General	508,084	0.1	428,102	0.1
Health	9,342,998	2.6	5,868,365	1.7
Travel and
entertainment	669,384	0.2	1,464,593	0.4
Promotion	101,630	—	166,591	—
Meetings and seminars	179,586	—	322,238	0.1
Office expense	6,988,857	1.9	6,759,237	1.9
Repairs and
maintenance	430,808	0.1	414,079	0.1
Medical supplies	1,322,339	0.4	294,400	0.1
Telephone	947,075	0.3	814,347	0.2
Utilities	265,313	0.1	143,772	—
Professional fees	4,433,066	1.2	2,449,912	0.7
Dues and subscriptions	363,871	0.1	542,635	0.2
Depreciation and
amortization	2,866,076	0.8	2,376,844	0.7
Rent	4,088,364	1.1	3,400,731	1.0
Bank charges	336,282	0.1	474,647	0.1
Donations	1,500	—	20,430	—
Miscellaneous	5,040	—	2,347	—

	$131,306,160	36.0%	$102,578,139	29.2%
See independent auditor’s report on supplementary information.                Page 20